EXHIBIT 99.1

                                      PROXY

                          ANCHOR FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Anchor Financial Corporation ("Anchor") hereby appoints John J. Moran, W. Gairy Nichols III and Thomas J. Rogers, or any one of them, as Proxies with full power of substitution and authorizes them to vote and act for the undersigned as designated below, with respect to all the shares of common stock, no par value per share, of Anchor held of record by the undersigned on ___________, 1998, at the Special Meeting of Stockholders of Anchor (the "Anchor Special Meeting") to be held on ________, 1998, and at any adjournments or postponements thereof and, at their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Anchor Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF ANCHOR, OR, IN THE EVENT A MATTER IS PROPERLY BROUGHT BEFORE THE ANCHOR SPECIAL MEETING AS TO WHICH THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION, THE PROXIES WILL VOTE THE SHARES IN THEIR DISCRETION.

The Board of Directors of Anchor recommends that you vote FOR approval of (i) the Agreement and Plan of Merger by and between Anchor and ComSouth Bankshares, Inc., dated as of April 14, 1998, and (ii) the Agreement and Plan of Merger between Anchor and M&M Financial Corporation, dated as of May 15, 1998.

1. Proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1998 (the "ComSouth Agreement"), by and between Anchor and ComSouth Bankshares, Inc. ("ComSouth") pursuant to which ComSouth will merge with and into Anchor and each share of ComSouth's Common Stock (except for certain shares held by Anchor) will be converted into .75 of a share of Anchor Common Stock, and such other terms and conditions as are set forth in the ComSouth Agreement.

   [  ] FOR                  [  ] AGAINST                        [  ] ABSTAIN

2. Proposal to approve the Agreement and Plan of Merger, dated as of May 15, 1998 (the "M&M Agreement"), by and between Anchor and M&M Financial Corporation ("M&M") pursuant to which M&M will merge with and into Anchor and each share of M&M's Common Stock will be converted into .87 of a share of Anchor Common Stock, and such other terms and conditions as are set forth in the M&M Agreement.

   [  ] FOR                  [  ] AGAINST                        [  ] ABSTAIN

3. To transact such other business as may properly come before the Anchor Special Meeting or any adjournments or postponements thereof.

Please date and sign the Proxy exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

Date:  _________                             _____________________________
                                             Signature of Shareholder

                                             _____________________________
                                             Print Name of Shareholder

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                 PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.